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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                DECEMBER 8, 2002
                Date of Report (Date of earliest event reported)


                              METALDYNE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     001-12068                38-2513957
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                  47659 HALYARD DRIVE, PLYMOUTH, MICHIGAN 48170
                    (Address of principal executive offices)

                                 (734) 207-6200
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

     On December 8, 2002, Metaldyne Corporation ("Metaldyne"), DaimlerChrysler Corporation ("Chrysler") and NC-M Chassis Systems, LLC, a newly formed Delaware limited liability company (the "JV"), entered into a Joint Venture Formation Agreement, which is filed as an exhibit to this Form 8-K (the "Formation Agreement"). Under the Formation Agreement, Chrysler has agreed to contribute substantially all of the assets of the business conducted at its New Castle (Indiana) machining and forge facility to the JV in exchange for 100% of the common and preferred interests in the JV. In addition, the JV will assume certain liabilities of the business from Chrysler. Metaldyne has agreed to purchase 40% of the common interests in the JV from Chrysler for $20 million in cash. The closing of the transactions contemplated by the Formation Agreement (the "JV Formation") is subject to customary conditions and approvals.

     Upon the JV Formation, Metaldyne, Chrysler and the JV will enter into an Amended and Restated Operating Agreement, the form of which is filed as an exhibit to this Form 8-K (the "Operating Agreement"), which will set forth the parties' agreement as to the affairs of the JV and the conduct of its business. Under the Operating Agreement, Metaldyne will have an option to purchase Chrysler's common and preferred interests in the JV for $118.8 million in cash, approximately $31.7 million in principal amount of a new issue of 10-year 10% senior subordinated notes of Metaldyne (the "Notes") and approximately $64.5 million in liquidation preference of a new series of preferred stock of Metaldyne (the "Preferred Stock"). The form of certificate of designation for the Preferred Stock, a summary of the terms of an investor rights agreement related to the Preferred Stock and a summary of the terms of the Notes and related registration rights are filed as exhibits to this Form 8-K. Metaldyne's call option is available to be exercised assuming satisfactory collective bargaining agreement negotiations. Chrysler will have an option to purchase Metaldyne's common interests in the JV if Metaldyne either does not exercise its call option or does not consummate the purchase of Chrysler's interests in the JV, with the terms depending upon the circumstances.

ITEM 7. EXHIBITS.

     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.               Description
         -----------               -----------

          10.1 Joint Venture Formation Agreement dated as of December 8, 2002 by and among NC-M Chassis Systems, LLC, DaimlerChrysler Corporation and Metaldyne Corporation (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission)


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         Exhibit No.               Description
         -----------               -----------

          10.2 Form of Amended and Restated Operating Agreement of NC-M Chassis Systems, LLC

          10.3 Terms of Preferred Stock Investor Rights Agreement

          10.4 Terms of Senior Subordinated Notes and Related Registration
               Rights

          10.5 Form of Certificate of Designation of the Powers, Preferences and Relative, Participating and Optional and Other Special Rights of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock and Qualifications, Limitations or Restrictions Thereof



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 11, 2002

                                 METALDYNE CORPORATION


                                 By:  /s/ William M. Lowe, Jr.
                                      ---------------------------------------
                                        Name: William M. Lowe, Jr.
                                        Title: Executive Vice President
                                               and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                 Description
-----------                 -----------

     10.1 Joint Venture Formation Agreement dated as of December 8, 2002 by and among NC-M Chassis Systems, LLC, DaimlerChrysler Corporation and Metaldyne Corporation (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission)

     10.2 Form of Amended and Restated Operating Agreement of NC-M Chassis Systems, LLC

     10.3 Terms of Preferred Stock Investor Rights Agreement

     10.4 Terms of Senior Subordinated Notes and Related Registration Rights

     10.5 Form of Certificate of Designation of the Powers, Preferences and Relative, Participating and Optional and Other Special Rights of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock and Qualifications, Limitations or Restrictions Thereof